UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016 (April 20, 2016)

TERRA INCOME FUND 6, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	814-01136 (Commission File Number)	46-2865244 (I.R.S. Employer Identification No.)

805 Third Avenue, 8th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2016, the board of directors (the “Board”) of Terra Income Fund 6, Inc. (the “Company”) elected Jeffrey M. Altman to fill the vacancy created by the death of Richard B. Jennings, effective immediately. Mr. Altman will serve as a director until the Company’s next annual meeting of stockholders and until his successor is elected and duly qualified. The Board determined that Mr. Altman is independent and has no material relationship with the Company, except as a director and stockholder of the Company, in accordance with Section 2(a)(19) of the Investment Company Act of 1940, as amended. The Board also appointed Mr. Altman to serve as a member of its Audit Committee and its Nominating and Corporate Governance Committee, and as Chairman of its Valuation Committee. The election of Mr. Altman to the Board was not made pursuant to any arrangement or understanding between him and any other person. As an independent director, Mr. Altman will be entitled to receive director fees in accordance with the Company’s director compensation arrangements, including a prorated annual retainer of $20,000.

Set forth below is biographical information pertaining to Mr. Altman:

Jeffrey M. Altman has been the Managing Director of the real estate and lodging investment banking group of Houlihan Lokey, Inc., an investment bank, since July 2011. From December 1998 to May 2011, he served as Vice President and Director of Lazard Fréres & Co. LLC, where he led the firm’s global hospitality and leisure effort. Mr. Altman was an Associate in the Merger and Acquisition Advisory Group of Arthur Andersen LLP from June 1996 to June 1998, where he provided merger, acquisition and divestiture advisory services to clients across a broad array of industries. Mr. Altman has advised on over $100 billion of real estate transactions in his career and is a frequent speaker at real estate and lodging conferences. He is currently a member of the New York Hospitality Council, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Samuel Zell and Robert Lurie Real Estate Center of the Wharton School of the University of Pennsylvania. Mr. Altman received a B.S., magna cum laude, with a concentration in accounting and finance, and an M.B.A., with a concentration in finance, from the John M. Olin School of Business at Washington University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERRA INCOME FUND 6, INC.
By:	/s/ Bruce D. Batkin
Bruce D. Batkin
Chief Executive Officer

Date: April 26, 2016